UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 23, 2015

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

The below information supplements information previously reported for the four quarters of our fiscal 2014 and the full fiscal 2014, which may be used in filings on Form 10-Q and Form 10-K as well as presentations by Company management to investors, analysts and others from time to time.

The information below will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended.

Non-GAAP Financial Measures

In evaluating our operating performance, we supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (“GAAP”) with certain internally derived non-GAAP financial measures, namely adjusted net income and adjusted diluted earnings per share (“EPS”). These non-GAAP financial measures are indicators of the Company’s performance that is not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, shareholders and other readers of our Condensed Consolidated Financial Statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

We define adjusted net income and adjusted diluted EPS as net income and diluted EPS, respectively, adjusted to exclude amortization, acquisition related items, significant reorganization and restructuring charges, major tax events and other significant items management deems atypical or non-operating in nature.

Amortization expense is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions and (ii) due diligence, integration, legal fees and other transaction costs associated with specific acquisitions. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with specific acquisitions can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since all of these acquisition related items are atypical and often mask underlying operating performance, we excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

For our first and second quarters of our fiscal 2014, we made adjustments to net income and diluted EPS to exclude amortization expense to arrive at our non-GAAP financial measures, adjusted net income and adjusted EPS. Significant acquisition related charges and other atypical costs were not incurred for our first and second quarters of fiscal 2014.

For our third and fourth quarters of our fiscal 2014, we made adjustments to net income and diluted EPS to exclude amortization expense and significant acquisition related items impacting current operating performance, including transaction and integration charges and ongoing fair value adjustments, for the purpose of determining our non-GAAP financial measures. For our fourth quarter of fiscal 2014, we also made an adjustment to exclude costs associated with the retirement of our Chief Financial Officer to arrive at our non-GAAP financial measures.

For the four quarters of our fiscal 2014 and the full fiscal 2014, the reconciliations of net income and diluted EPS with adjusted net income and adjusted diluted EPS were calculated as follows:

					As Reported,
	As Reported,		Acquisition	Other	Non-GAAP
(Unaudited)	Three Months Ended	Intangible	Related	Atypical	Three Months Ended
(Amount in thousands, except EPS)	October 31, 2013	Amortization	Items	Items	October 31, 2013
Net Sales	$118,272	$—	$—	$—	$118,272

Cost of Sales	66,773	—	—	—	66,773

Gross Profit	51,499	—	—	—	51,499

Expenses:
Selling	15,764	—	—	—	15,764
General and administrative	15,164	(2,626)	—	—	12,538
Research and development	2,259	—	—	—	2,259
Total operating expenses	33,187	(2,626)	—	—	30,561

Income before interest and income taxes	18,312	2,626	—	—	20,938

Interest expense, net	644	—	—	—	644

Income before income taxes	17,668	2,626	—	—	20,294

Income taxes	6,483	977	—	—	7,460

Net Income / Adjusted net income	$11,185	$1,649	$—	$—	$12,834

Diluted EPS / Adjusted diluted EPS	$0.27	$0.04	$—	$—	$0.31

					As Reported,
	As Reported,		Acquisition	Other	Non-GAAP
(Unaudited)	Three Months Ended	Intangible	Related	Atypical	Three Months Ended
(Amount in thousands, except EPS)	January 31, 2014	Amortization	Items	Items	January 31, 2014
Net Sales	$119,042	$—	$—	$—	$119,042

Cost of Sales	66,707	—	—	—	66,707

Gross Profit	52,335	—	—	—	52,335

Expenses:
Selling	16,077	—	—	—	16,077
General and administrative	15,557	(2,619)	—	—	12,938
Research and development	2,492	—	—	—	2,492
Total operating expenses	34,126	(2,619)	—	—	31,507

Income before interest and income taxes	18,209	2,619	—	—	20,828

Interest expense, net	630	—	—	—	630

Income before income taxes	17,579	2,619	—	—	20,198

Income taxes	6,453	968	—	—	7,421

Net Income / Adjusted net income	$11,126	$1,651	$—	$—	$12,777

Diluted EPS / Adjusted diluted EPS	$0.27	$0.04	$—	$—	$0.31

	As Reported,		Acquisition	Other	Non-GAAP
(Unaudited)	Three Months Ended	Intangible	Related	Atypical	Three Months Ended
(Amount in thousands, except EPS)	April 30, 2014	Amortization	Items	Items	April 30, 2014
Net Sales	$120,058	$—	$—	$—	$120,058

Cost of Sales	67,640	—	—	—	67,640

Gross profit	52,418	—	—	—	52,418

Expenses:
Selling	16,532	—	—	—	16,532
General and administrative	16,428	(2,637)	(456)	—	13,335
Research and development	2,632	—	—	—	2,632
Total operating expenses	35,592	(2,637)	(456)	—	32,499

Income before interest and income taxes	16,826	2,637	456	—	19,919

Interest expense, net	535	—	—	—	535

Income before income taxes	16,291	2,637	456	—	19,384

Income taxes	6,042	977	50	—	7,069

Net income /Adjusted net income	$10,249	$1,660	$406	$—	$12,315

Diluted EPS /Adjusted diluted EPS (1)	$0.25	$0.04	$0.01	$—	$0.30

	As Reported,		Acquisition	Other	Non-GAAP
(Unaudited)	Three Months Ended	Intangible	Related	Atypical	Three Months Ended
(Amount in thousands, except EPS)	July 31, 2014	Amortization	Items	Items	July 31, 2014
Net Sales	$131,377	$—	$—	$—	$131,377

Cost of Sales	74,330	—	—	—	74,330

Gross profit	57,047	—	—	—	57,047

Expenses:
Selling	18,146	—	—	—	18,146
General and administrative	17,890	(2,759)	(694)	(589)	13,848
Research and development	3,430	—	—	—	3,430
Total operating expenses	39,466	(2,759)	(694)	(589)	35,424

Income before interest and income taxes	17,581	2,759	694	589	21,623

Interest expense, net	508	—	—	—	508

Income before income taxes	17,073	2,759	694	589	21,115

Income taxes	6,368	993	78	218	7,657

Net income /Adjusted net income	$10,705	$1,766	$616	$371	$13,458

Diluted EPS /Adjusted diluted EPS	$0.26	$0.04	$0.01	$0.01	$0.32

	As Reported,		Acquisition	Other	Non-GAAP
(Unaudited non-GAAP amounts)	Twelve months ended	Intangible	Related	Atypical	Twelve months ended
(Amount in thousands, except EPS)	July 31, 2014	Amortization	Items	Items	July 31, 2014
Net Sales	$488,749	$—	$—	$—	$488,749

Cost of Sales	275,450	—	—	—	275,450

Gross profit	213,299	—	—	—	213,299

Expenses:
Selling	66,519	—	—	—	66,519
General and administrative	65,039	(10,641)	(1,150)	(589)	52,659
Research and development	10,813	—	—	—	10,813
Total operating expenses	142,371	(10,641)	(1,150)	(589)	129,991

Income before interest and income taxes	70,928	10,641	1,150	589	83,308

Interest expense, net	2,317	—	—	—	2,317

Income before income taxes	68,611	10,641	1,150	589	80,991

Income taxes	25,346	3,915	128	218	29,607

Net income /Adjusted net income	$43,265	$6,726	$1,022	$371	$51,384

Diluted EPS /Adjusted diluted EPS (1)	$1.04	$0.16	$0.02	$0.01	$1.24

(1)         The summation of each diluted EPS does not equal the adjusted diluted EPS due to rounding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
Chief Executive Officer

Dated: March 23, 2015